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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT



                  EMPLOYMENT AGREEMENT (this "Agreement"), dated as of January 11, 1999, between LONG DISTANCE INTERNATIONAL INC. a Florida corporation with offices at 888 South Andrews Ave., Suite 205, Ft. Lauderdale, FL 33316 (the "Company"), and James Rose residing at 20 Woodland Drive, West Paterson, NJ 07470 ("Employee").

                  WHEREAS, the Company desires to engage Employee to perform services for the Company, and any present or future parent, subsidiary, or affiliate of the Company, and (subject to Section 11) any successor or assign of the Company (the "LDI Companies"), and Employee desires to perform such services, on the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, in consideration of the premises and the covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

SECTION 1. Term

           The Company agrees to employ Employee, and Employee agrees to perform duties and provide services, on the terms and conditions of this Agreement, for a period commencing January 11, 1999 (the "Commencement Date") and ending three years from the Commencement Date or such shorter period as may be provided for herein. The period during which Employee is employed hereunder is hereinafter referred to as the "Employment Period."

SECTION 2. Duties and Services

           During the Employment Period, Employee shall initially serve as Executive Vice President, Operations, of the Company. In performance of his duties contemplated in this Agreement, Employee shall be subject to the direction of the Chief Executive Officer. Employee agrees to his employment as described in this Section 2, to devote all of his business time and efforts to the performance of his duties under this Agreement, and to perform in a diligent, professional and competent manner. Employee shall be based at the Company's headquarters in Ft. Lauderdale, Florida, and shall be available to travel as the needs of Company require. Employee will relocate his place of residence to the Ft. Lauderdale, Florida area within six months of the Commencement Date.


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SECTION 3. Compensation

                  (a) Base Salary. The Company shall pay Employee, during the Employment Period, an annual base salary of $160,000 ("Base Salary"), payable in equal, monthly installments, or in such other manner or on such days as the Board of Directors of the Company may prescribe for the payment of salaries to employees of the Company. The Base Salary will be reviewed not less frequently than once per year and may not be reduced. The Base Salary may be increased at the sole discretion of the Board of Directors of the Company.

                  (b) Options. There shall be awarded to Employee, subject to the terms and provisions of the Long Distance International Inc. 1997 Stock Incentive Plan (the "Stock Option Plan") and the stock option agreement to be executed and delivered pursuant thereto substantially in the form of Exhibit A annexed hereto (the "Stock Option Agreement"), options (the "Stock Options") to purchase 275,000 shares of the Company's common stock, $0.001 par value per share ("Common Stock"), for a price per share equal to US$4.00.

                  (c) Bonus. (i) The Company shall pay Employee a bonus for each calendar year and portion thereof during the Employment Period (the "Bonus"), which shall be based on the achievement of certain performance targets ("Performance Targets") to be determined and mutually approved by the Company and Employee (A) within 30 days after the Commencement Date, for the 1999 calendar year, (B) on or before January 31, 2000, for the 2000 calendar year, and (C) on or before January 31, 2001, for the 2001 calendar year.

                           (ii) For the 1999 calendar year, Employee shall have
a target Bonus of up to $70,000, payable in that amount if the Performance Targets established for such year are met (or a lesser amount if some but not all of the Performance Targets are met). For each successive calendar year within the Employment Period, the target Bonus shall be determined and mutually approved by the Company and Employee by the date on which the Performance Targets for the applicable year are established pursuant to clauses (B) and (C) of Section 3(c)(i) above.

                           (iii) The Bonus for any period less than an entire
calendar year shall be pro-rated.

                           (iv) The Company shall pay Employee his Bonus for
each period, as soon as practicable after it completes its accounting for such period, but in no event later than other senior executives are paid their bonuses or similar incentive awards for such period, as applicable.

                  (d) Termination Payments. (i) By the Company.

                                    (A) If the Company shall give notice of
termination of the Employment Period for reasons other than those described in
Section 10(a) hereof,


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then Employee shall be entitled to receive the Base Salary plus any pro-rated portion of the Bonus earned up to the effective date of such termination, calculated and pro-rated as specified in Section 3(c) to such effective date, plus a Termination Payment (as defined below). If the effective date of such termination is less than twelve months from the Commencement Date, the Termination Payment shall be equal to the amount of the Base Salary plus Bonus that would have been earned pursuant to Section 3 during the period from such effective date to the three month anniversary of such effective date. If such effective date of such termination is twelve months or more from the Commencement Date, the Termination Payment shall be equal to the amount of the Base Salary plus Bonus that would have been earned pursuant to Section 3 during the period from such effective date to the earlier of (A) the six month anniversary of such effective date and (B) the end of the Term. In the event the Company gives notice of termination of the Employment Period pursuant to Section 11 of this Agreement, the Termination Payment shall be equal to the amount of the Base Salary plus Bonus that would have been earned pursuant to Section 3 during the period from the effective date of such termination to the six month anniversary thereof.

                                    (B) In the event the Company becomes
obligated to make a Termination Payment, the Company may elect to make payment in regular and equal installments to the three month or six month anniversary of the effective date of the termination giving rise to the Termination Payment, as applicable, or in a single payment equal to the present value thereof. In the event the Company becomes obligated to make a Termination Payment as to a period for which the amount of such payment is not then determinable, the Company shall extrapolate the amount of such payment from the last applicable period for which the amount of such payment is determinable.

                           (ii) By the Employee. If Employee shall terminate
this Agreement on less than three months written notice as provided in Section 10(c), (a) the Company shall be entitled to receive from Employee and the Employee shall pay a fee equal to the Basic Fee plus any portion of the Bonus that would otherwise have been payable for the three month period following the effective date of termination, (b) any vested by unexercised Stock Options granted under the Stock Option Agreement shall be cancelled and of no force and effect, and (c) the Company shall have the right to purchase from Employee or any assignee thereof any Common Stock issued to Employee upon exercise of any Stock Option within the three month period immediately prior to such termination, at the exercise price, and any shares of Common Stock issued upon exercise of any Stock Option shall bear a legend to that effect.

                  (e) Vacation. Employee shall not take aggregate vacation time in excess of that which Company allows to its senior executive staff based in the United States.


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SECTION 4. Expenses

                  (a) Business Expenses. Employee shall be entitled to reimbursement for all reasonable travel and other out-of-pocket expenses necessarily incurred in carrying out his duties hereunder, upon submission and approval of written statements and bills in accordance with the then regular procedures of the Company.

                  (b) Moving Expenses. Employee shall be entitled to reimbursement for reasonable moving expenses (excluding any brokers' fees or financing expenses) in connection with his relocation to the Ft.
Lauderdale, Florida area.

SECTION 5. Representations and Warranties of Employee

           Employee represents and warrants to the Company that (a) Employee is not under any contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder and (b) Employee has no knowledge of any physical or mental disability that would hinder his performance of duties under this Agreement.

SECTION 6. Non-Competition

                  (a) In view of the unique and valuable services it is expected Employee will render to the LDI Companies, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the LDI Companies it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees (i) that he will not during the Employment Period Participate In (as hereinafter defined in this Section 6) any other business or organization, whether or not such business or organization now is or shall then be competing with, or now is or shall then be of a nature similar to, the business of any of the LDI Companies, and (ii) subject to the last sentence of this Section 6(a), (A) in the case of a termination by the Company prior to the six month anniversary of the Commencement Date, for a period of three (3) months and (B) otherwise, for a period of six (6) months after termination of this Agreement (each a "Post-Termination Period"), he will not compete with or be engaged in the same business as, or Participate In any other business or organization which during such Post-Termination Period competes with or is engaged in the same business as, either the Company or any of the other LDI Companies for which Employee renders services hereunder, with respect to any product or service sold or activity engaged in up to the time of such cessation in any geographical area in which at the time of such cessation such product or service is sold or activity engaged in. In each case, the provisions of this Section 6(a) will not be deemed breached merely because Employee owns not more than 5% of the outstanding common stock of a corporation, if, at the time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange, provided that Employee does not actively perform any duties for or provide services to such company.


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                  (b) The term "Participate In" shall mean: "directly or
indirectly, for his own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of his name in."

                  (c) In view of the unique and valuable services it is expected Employee will render to the LDI Companies, Employee's knowledge of the customers, trade secrets, and other proprietary information relating to the business of the Company and its customers and suppliers and similar knowledge regarding the LDI Companies it is expected Employee will obtain, and in consideration of the compensation to be received hereunder, Employee agrees:

                           (i) that he will not during the Employment Period
directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from any of the LDI Companies any of its suppliers, customers, or employees; and,

                           (ii) for a period of two (2) years after he ceases to
be employed by any of the LDI Companies under this Agreement or otherwise that neither he nor any of his affiliates will:

                                    (A) intentionally solicit, or attempt to
cause any employee of any of the LDI Companies to terminate his or her employment therewith or hire any person who within twelve (12) months preceding such hiring had been employed thereby; provided, however, that this subsection
(A) shall not prohibit such action with respect to any person whose employment is terminated or suspended by any of the LDI Companies; and

                                    (B) in any manner other than fair
competition intentionally (1) cause or attempt to cause any customer, supplier or other independent contractor of any of the LDI Companies to reduce the level of business theretofore conducted by such customer, supplier or other independent contractor with, or to cease doing business with, any of the LDI Companies, or (2) discourage or attempt to discourage any prospective customer, supplier or other independent contractor from doing business with any of the LDI Companies.

SECTION 7. Patents, Etc.

           Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes ("Such Inventions") which Employee now or hereafter during the Employment Period and for six months thereafter may own, conceive of, or develop and either relating to the fields in which any of the LDI Companies may then be engaged or contemplates being engaged or conceived of or developed utilizing the time, material, facilities, or information of any of the LDI Companies, shall belong to the Company; as soon as


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Employee owns, conceives of, or develops any Such Invention, it agrees immediately to communicate such fact in writing to the Secretary of the Company, and without further compensation, but at the Company's expense (except as noted in clause (a) of this Section 7), forthwith upon request of the Company, Employee shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Employee's right, title, and interest in and to Such Inventions, free and clear of liens, mortgages, security interests, pledges, charges, and encumbrances ("Liens") (Employee to take such action, at his expense, as is necessary to remove all such Liens) and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefor in any and all countries in such name as the Company shall determine.

SECTION 8. Confidential Information

           All confidential information (including, without limitation, trade secrets, know how, proprietary information, price lists, marketing plans and customer lists), which Employee may now possess, may obtain during the Employment Period, or may create prior to the end of the Employment Period relating to the business of the Company or of any customer or supplier of the Company shall not be published, disclosed, or made accessible by Employee to any other person, firm, or corporation either during or after the termination of this Agreement or used by it except during the Employment Period in the business and for the benefit of the Company in each case without prior written permission of the Company. Employee shall return all tangible evidence of such confidential information to the Company prior to or at the termination of his Agreement employment.

SECTION 9. Life Insurance

           If requested by the Company, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Company, at its expense and for its own benefit, to obtain life insurance on the life of Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing in the City of New York for healthy men of his age.

SECTION 10.  Termination

                  (a) Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the Employment Period,

                           (1) either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii) Employee shall be convicted of a crime carrying a jail sentence other than a road traffic offence unless such road traffic offence results in a jail sentence, (iii) Employee breaches a fiduciary duty or (iv) Employee breaches a material term of this Agreement then, and in each


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         such case, the Company shall have the right to give notice of termination of this Agreement as of a date (not earlier than 10 days from such notice) to be specified in such notice, and Employee's employment hereunder shall terminate on the date so specified; provided, however, that, in the case of an event specified in clause
         (iv) or (v), if the breach is curable within 30 days or less, then the Company shall provide Employee with notice of such breach and a reasonable opportunity to cure such breach under the circumstances (but not more than 30 days), and Employee's employment hereunder shall terminate on the date so specified if Employee has not cured such breach to the reasonable satisfaction of the Company within the period specified, or

                           (2) Employee shall die, then Employee's employment hereunder shall terminate on the date of Employee's death. Upon termination of Employee's employment under this Section 10(a), Employee shall be entitled to receive the Base Salary plus Bonus calculated and pro-rated as specified in Section 3(c), at the rate provided in Section 3, to the date on which termination shall take effect.

                  (b) Nothing contained in this Section 10 shall be deemed to limit any other right the Company may have to terminate Employee's employment hereunder upon any ground permitted by law (a termination "without cause"), by giving notice of termination. Upon termination of Employee's employment under this Section 10(b), Employee shall be entitled to receive the Base Salary plus Bonus calculated and pro-rated as specified in Section 3(c) hereof to the date on which termination shall take effect, plus a Termination Payment pursuant to and in accordance with the terms of Section 3(d) hereof.

                  (c) Notwithstanding anything herein Employee shall have the right to terminate this Agreement on giving three months written notice to the Company. Upon such notice, Employee shall be entitled to receive the Basic Fee plus Bonus calculated and pro-rated as specified in Section 3(c) hereof to the date on which such termination shall take effect provided that either (i) he shall continue to perform his duties hereunder to such date, or (ii) he offers to perform his duties hereunder to such date and the Company declines or partially accepts such offer.

SECTION 11.  Merger, Etc.

                  In the event of a future disposition of (or including) the properties and business of the Company, substantially as an entirety, by merger, consolidation, sale of assets, or otherwise, then the Company may elect:

                           (1) to assign this Agreement and all of its rights and obligations hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Company hereunder; and provided further that the Company (in the event and so long as it remains in business as an independent going enterprise) shall remain liable for the



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         performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

                           (2) in addition to its other rights of termination, to terminate this Agreement upon at least 10 days' written notice, whereupon Employee shall be entitled to receive the Termination Payment described in the last sentence of Section 3(d)(i)(A) of this Agreement.

SECTION 12.  Survival

                  The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Employment Period, irrespective of any investigation made by or on behalf of any party.

SECTION 13.  Modification

                  This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

SECTION 14.  Notices

                  Any notices or other communication required or permitted by this Agreement shall be sufficiently given if delivered in person, by air courier or by facsimile transmission (followed by telephone communication and hard copy), at the address set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14). Any such notice or communication shall be deemed given (1) if by air courier, when recorded on the records of the air courier as received by the receiving party; (2) if sent by facsimile transmission, upon transmission, if on a business day and during business hours in the country of receipt; otherwise, notice shall be deemed given at 9:00 A.M. on the next business day in the country of receipt and (3) if delivered in person on the date of delivery.

SECTION 15.  Waiver

                  Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.


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SECTION 16.  Binding Effect

                  Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee, and his heirs and representatives and shall be binding upon and inure to the benefit of the Company and its successors and those who are its assigns under Section 11.

SECTION 17.  No Third Party Beneficiaries

                  Except as provided in Section 16, this Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

SECTION 18.  Headings

                  The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 19.  Counterparts; Governing Law

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. It shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any conflict of laws rule which would have the substantive law of any other jurisdiction apply to the subject matter hereof.

SECTION 20.  Specific Performance

                  Since a breach of the provisions of Sections 6, 7 and 8 could not adequately be compensated by money damages, the Company shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Employee hereby consents to the issuance of such injunction. Employee agrees that the provisions of Sections 6, 7 and 8 are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in Sections 6, 7 and 8 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.


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SECTION 21.  Severability

                  If any provision of this Agreement (including any provision relating to the scope or term of or geographic areas covered by Sections 6, 7 or
8) or the application thereof to any person or circumstance is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby; provided that, if any provision hereof or the application thereof shall be so held to be invalid, void or unenforceable by a final judgment of a court of competent jurisdiction, then such court may substitute therefor a suitable and equitable provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid, void or unenforceable provision and if such court shall fail or decline to do so, the parties shall negotiate in good faith a suitable and equitable substitute provision. To the extent that any provision shall be judicially unenforceable in any one or more jurisdictions, such provision shall not be affected with respect to any other jurisdiction, each provision with respect to each state being construed as several and independent.

SECTION 22.  Waiver of Jury Trial

                  Each of the Company and Employee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or any other basis document or the transactions contemplated hereby or thereby.













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         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                                LONG DISTANCE INTERNATIONAL INC.


                                                 By:
                                                     ---------------------------
                                                 Name: David Hess
                                                 Title:  Chief Executive Officer



                                                 ------------------------------
                                                 James Rose


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